Exhibit 99.07
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Shire in-licenses development rights to tissue protective
cytokine technology from Warren Pharmaceuticals

Philadelphia, PA, US and Basingstoke, UK – October 3, 2006 -- Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces today that it has in-licensed rights to tissue protective cytokine (TPC) technology under an agreement with Warren Pharmaceuticals, Inc. The agreement gives Shire exclusive worldwide rights to develop TPCs in non-Nervous System indications, including renal and genetic disease areas.

Erythropoietin (EPO) is produced by the kidneys and regulates red cell production. EPO’s have been shown to be effective when administered to boost red blood cell counts of patients with both renal and chemotherapy-induced anemia¹. There is considerable evidence that EPO also protects against cell death². Warren Pharmaceuticals has identified TPCs, which are modifications of EPO, which down-regulate the effect on blood cell production while maintaining its tissue protective effects, potentially making the therapy useful in a wide variety of disease areas. Furthermore, TPCs have been shown, in animal models, to prevent cell-death (anti-apoptotic), reduce inflammation (anti-inflammatory), and improve auto-regulation of blood vessels in a number of tissues³.

“The technology developed by Warren Pharmaceuticals provides an excellent strategic fit within our Human Genetic Therapies and Renal businesses, with the potential to build a franchise around TPCs in a broad range of indications,” said Shire Chief Executive Matthew Emmens.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Brian Piper (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Registered in England 2883758 Registered Office as above

Notes to editors

1Recombinant erythropoietin in clinical practice; T Ng, G Marx, T Littlewood and I Macdougall 2003 Prostgrad Med J
2Erythropoietin mediates tissue protection through an erythropoietin and common ß-subunit heteroreceptor; Michael Brines PANS 2004
3Derivatives of Erythropoietin That are tissue protective but not erythropoietic; Marcel Leist 2004 sciencemag

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on central nervous system, gastrointestinal, general products and human genetic therapies - all being areas in which Shire has a commercial presence. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results. Shire’s strategy is to develop and market products for specialty physicians. Shire’s in-licensing and merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forwarding-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire plc's results could be materially affected. The risks and uncertainties include, but are not limited to: risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to, the impact of those on Shire plc's Attention Deficit and Hyperactivity Disorder ("ADHD") franchise; patents, including but not limited to, legal challenges relating to Shire plc's ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of SPD503 (ADHD), SPD465 (ADHD), MESAVANCE™ (mesalamine with MMX technology) (SPD476) (ulcerative colitis), ELAPRASE™ (I2S) (Hunter syndrome) and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Administration in the United States; Shire plc's ability to benefit from the acquisition of Transkaryotic Therapies Inc.; Shire plc's ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire plc's and its predecessor registrant Shire Pharmaceuticals Group plc's filings with the US Securities and Exchange Commission, including Shire plc's Annual Report on Form 10-K for the year ended December 31, 2005.

WARREN PHARMACEUTICALS, INC.

Warren Pharmaceuticals, Inc. is a privately held biotech company that was incorporated in 2001 for the purpose of developing proprietary tissue-protective technologies.

Warren Pharmaceuticals, Inc. is located in Westchester County, New York, 30 miles north of New York City. Warren Pharmaceuticals was named in honor of the late Kenneth S. Warren, M.D.

For further information on Warren, please visit theCompany’swebsite: www.warrenpharmaceuticals.com

Registered in England 2883758 Registered Office as above